UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2004

McAfee, Inc.

(Exact name of registrant as specified in its charter)

Commission file number: 0-20558

Delaware (State or other jurisdiction of incorporation or organization)	77-0316593 (I.R.S. Employer Identification Number)

3965 Freedom Circle Santa Clara, California (Address of principal executive offices)	95054 (Zip Code)

Registrant’s telephone number, including area code:

(408) 988-3832

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Asset Purchase Agreement
Amendment No. 1 to the APA
Press Release

Item 2. Acquisition or Disposition of Assets

     On July 16, 2004, McAfee, Inc. (formerly Networks Associates, Inc.) (“the Company”) completed the sale of its Sniffer Technologies (“Sniffer”) product line to Network General Corporation, an entity controlled by Silver Lake Partners and Texas Pacific Group. The transaction was effected by means of an asset purchase agreement. After giving effect to the initial closing date working capital adjustments, the total consideration being received by the Company is approximately $235 million (consisting of approximately $217 million in cash and $18 million in pre-closing Sniffer accounts receivables being retained by the Company).

     The final transaction consideration is subject to adjustment based on actual Sniffer receivables and other working capital balances on the closing date.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of business acquired:

Not applicable

(b)	Pro Forma Financial Information:

     To be filed by amendment.

(c)	Exhibits:

2.1	Asset Purchase Agreement (the “APA”) made and entered into as of April 22, 2004, by and among, (i) Network General Corporation (formerly named Starburst Technology Holdings Inc.), on the one hand; and (ii) McAfee, Inc. (formerly named Networks Associates, Inc.), Network Associates Technology, Inc. Network Associates International BV, Network Associates (India) Private Limited, McAfee Japan Co., Ltd. (formerly named Network Associates Japan Co., Ltd.), on the other hand.

2.2	Amendment No. 1 to the APA dated as of July15, 2004.

99.1	Press Release of McAfee, Inc. dated July 16, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCAFEE, INC.
Dated: July 16, 2004	By: /s/ Kent H. Roberts

Kent H. Roberts Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibits.

2.1	Asset Purchase Agreement (the “APA”) made and entered into as of April 22, 2004, by and among, (i) Network General Corporation (formerly named Starburst Technology Holdings Inc.), on the one hand; and (ii) McAfee, Inc. (formerly named Networks Associates, Inc.), Network Associates Technology, Inc. Network Associates International BV, Network Associates (India) Private Limited, McAfee Japan Co., Ltd. (formerly named Network Associates Japan Co., Ltd.), on the other hand.

2.2	Amendment No. 1 to the APA dated as of July15, 2004.

99.1	Press Release of McAfee, Inc. dated July 16, 2004.